UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

TELENAV, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

4655 Great America Parkway, Suite 300

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2018, the Compensation Committee of the Board of Directors of Telenav, Inc. (the “Company”) approved the grant of performance-based restricted stock units (the “PSU Award”) covering a target of 240,000 shares of the Company’s common stock (“shares”) to Dr. HP Jin, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, effective as of that date. The PSU Award was granted under the terms and conditions of the Company’s 2009 Equity Incentive Plan (the “Plan”) and a performance-based restricted stock unit award agreement thereunder.

The PSU Award is subject to (a) four performance milestones, each requiring achievement of a specified trailing average closing share price on the Nasdaq Global Market for a 50 trading day period (“Stock Price”) on or before the three-year anniversary of the PSU Award’s grant date (such period, the “Performance Period”), as well as (b) Dr. Jin’s continued service with the Company. Achieving each individual Stock Price performance milestone will result in one quarter of the shares subject to the PSU Award becoming eligible to vest. If a Stock Price performance milestone is achieved, then one half of the shares that became eligible to vest under the PSU Award upon achievement of that Stock Price performance milestone will vest on the later of November 1, 2019, or the date that the Compensation Committee of the Company’s Board of Directors certifies achievement of the milestone, and the remaining one half of the shares that became eligible to vest will vest on the one-year anniversary of the date the performance milestone was achieved, in each case subject to Dr. Jin’s continued service with the Company through the applicable vesting date.

In the event that a change in control (within the meaning of the Plan) of the Company occurs during the Performance Period, the Performance Period will be shortened, and final performance will be measured under the PSU Award based on the per share consideration to be received by the Company’s common stockholders in connection with the change in control. A number of shares subject to the PSU Award equal to (x) those shares that have become eligible to vest based on actual performance achievement before or in connection with the change in control (“Vest-Eligible Shares”) that have not yet vested on or before the change in control, or (y) if no shares have become Vest-Eligible Shares, then 20% of the target shares subject to the PSU Award, will be scheduled to vest on the one-year anniversary of the change in control (or if applicable, the earlier, originally scheduled vesting date of the shares based on previous performance achievement and subject to any vesting acceleration provided in Dr. Jin’s employment agreement with respect to an involuntary termination in connection with a change in control of the Company), subject to Dr. Jin’s continued service through the applicable vesting date.

The maximum number of shares subject to the PSU Award that may vest is one hundred percent (100%) of the PSU Award’s target shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 2, 2018	By:	/s/ Michael W. Strambi
		Name:	Michael W. Strambi
		Title:	Chief Financial Officer